Exhibit 99.1

---------------------------------------- --------------------------------------
Visual Networks                          Visual Networks
Angela Tandy                             Mara G. Radis
Director, Investor Relations             Director, Public Relations
301.296.2741                             301.296.2728
atandy@visualnetworks.com                mradis@visualnetworks.com
---------------------------------------- --------------------------------------

     Class Action Securities Litigation Against Visual Networks Is Dismissed

Rockville, MD - August 20, 2002 - Visual Networks, Inc. (Nasdaq: VNWK) announced today that the United States District Court for the District of Maryland has dismissed the consolidated securities class action complaint filed against Visual Networks and Scott Stouffer, chairman of the board and the former chief executive officer.

The complaint, originally filed in mid- 2000, alleged that between February 7, 2000 and August 23, 2000, the defendants made false and misleading statements that had the effect of inflating the market price of Visual Networks' stock, in violation of Securities 10(b) and 20(a) of the Securities Exchange Act of 1934. Visual Networks' motion to dismiss was granted and the action was dismissed by the order of the Honorable Deborah K. Chasanow, United States District Judge for the District of Maryland.

"We are extremely pleased with this ruling. We have said all along that these complaints were totally without merit," said Elton King, Visual Networks' president and chief executive officer. "Having put this case behind us, we can now fully focus on continued execution and solid business fundamentals."

The law firm of Piper Rudnick, LLP represented Visual Networks and Mr. Stouffer in the lawsuit.

About Visual Networks

Visual Networks has the broadest suite of proven performance management solutions for public and private communications networks and services. To find out how the world's leading service providers and enterprises are using Visual Networks' products to increase network reliability and revenues and dramatically reduce operational expenses and lower their total cost of ownership, visit http://www.visualnetworks.com or call 1-800-240-4010 for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release.

Visual Networks' future results may be impacted by risks associated with its accumulated deficit and uncertainty of future profitability and possible fluctuations in financial results, dependence on network service providers, substantial fixed operating costs, possible dilution to common stockholders, dependence on sales to key customers, including WorldCom, dependence on a sole-source subcontract manufacturer, potential delisting and reduced liquidity of its shares resulting from failure to meet the Nasdaq listing requirements, the potential triggering of early repayment of its debentures, the downturn in the telecommunications industry, long sales cycles, improvements to the infrastructure of the Internet, rapid technological change, growing competition from several market segments, errors in our products, dependence upon sole and limited source suppliers and fluctuations in component pricing, claims of patent infringement by third parties, failure to protect our intellectual property rights, dependence upon key employees, Visual Networks' future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Report on Form 10-K.